                           SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                     THE SECURITIES EXHCANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                   Heidrick & Struggles International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Stockholder fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          [HEIDRICK & STRUGGLES LOGO]

                                   NOTICE OF

                         ANNUAL MEETING OF STOCKHOLDERS

                                      AND

                                PROXY STATEMENT

                         DATE:   Tuesday, June 5, 2001
                         TIME:   9:30 a.m. Central Daylight Time
                         PLACE:  Metropolitan Club
                                   66th Floor
                                   233 South Wacker Drive
                                   Chicago, Illinois 60606

April 30, 2001

   Greetings to the stockholders of Heidrick & Struggles International, Inc. In terms of growth and expansion, the year 2000 was exceptional for us as we focused on quality execution in our core Executive Search business and experienced strong growth in all regions of the world. I am pleased to invite you to attend our second Annual Meeting of Stockholders.

   The meeting will be held on Tuesday, June 5, 2001 at 9:30 a.m. Central Daylight Time at the Metropolitan Club located on the 66th Floor at 233 South Wacker Drive, Chicago, Illinois.

   The Notice of Annual Meeting of Stockholders accompanying this letter describes the business we will be transacting at the meeting. After the meeting we will respond to any questions you, our stockholders, may have.

   Whether or not you plan to attend the annual meeting in person, I urge you to sign and date the enclosed Proxy Card and return it as soon as possible so that your shares will be represented at the meeting. The vote of every stockholder is important!

   I look forward to seeing you on June 5th.

                                          Sincerely,

                                          Patrick S. Pittard
                                          President and Chief Executive Officer
                                          Chairman of the Board of Directors

                   HEIDRICK & STRUGGLES INTERNATIONAL, INC.
                      233 South Wacker Drive, Suite 4200
                         Chicago, Illinois 60606-6303

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                          DATE:   Tuesday, June 5, 2001
                          TIME:   9:30 a.m. Central Daylight Time
                          PLACE:  Metropolitan Club
                                   66th Floor
                                   233 South Wacker Drive
                                   Chicago, Illinois 60606


Dear Stockholders:

   At our annual meeting, we will ask you to:

  I.   Elect four (4) directors;

  II. Adopt a proposal to amend the 1998 Heidrick & Struggles GlobalShare Program I and 1998 Heidrick & Struggles GlobalShare Program II; and

  III. Transact any other business as may properly come before the annual meeting, or any adjournment of the annual meeting.

   If you were a stockholder of record at the close of business on April 20, 2001, you will be entitled to vote at the annual meeting or any adjournment of the meeting. A stockholder list will be available at our offices located at 233 South Wacker Drive, Suite 4200, Chicago, IL 60606 beginning May 23, 2001 during normal business hours, for examination by any stockholder registered on our stock ledger as of April 20, 2001, for any purpose germane to the annual meeting. Your attention is called to the accompanying Proxy Card and Proxy Statement.

   A copy of our Annual Report (including our Form 10-K) for the year ended December 31, 2000 is enclosed.

                                        Sincerely,

                                        /s/ Stephanie W. Abramson
                                        Stephanie W. Abramson
                                        Secretary

 YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the annual meeting in person, please sign and return the proxy in the enclosed postage prepaid envelope so your shares may be voted.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Voting Information........................................................   1
Description of Our Capital Stock..........................................   2
Voting Securities of Certain Beneficial Owners and Management.............   3
Proposal I--Election of Directors.........................................   4
  Board Meetings and Committees...........................................   6
  Director Compensation...................................................   7
  Director Indemnification................................................   8
  Executive Compensation..................................................   9
  Summary Compensation Table..............................................   9
  Option Grant Table......................................................  10
  Aggregated Option Exercises and Year-End Option Values..................  11
  Employment Agreements...................................................  11
  Compensation Committee Interlocks and Insider Participation.............  14
  Report of the Compensation Committee of the Board of Directors on
   Executive Compensation.................................................  14
  Report of the Audit Committee of the Board of Directors.................  16
  Selection of Independent Auditors.......................................  17
  Performance Graph.......................................................  18
Proposal II--Amendment to the 1998 Heidrick & Struggles
 GlobalShare Program I and the 1998 Heidrick & Struggles GlobalShare
 Program II...............................................................  20
Certain Relationships and Related Transactions............................  21
Section 16(a) Beneficial Ownership Reporting Compliance...................  21
Stockholder Proposals For Next Year's Annual Meeting......................  21
Incorporation of Certain Documents by Reference...........................  22
Other Matters.............................................................  22

Appendix A--Audit Committee Charter.......................................

                              VOTING INFORMATION

   Proxy Solicitation. We are furnishing you with this Proxy Statement in connection with the solicitation of your proxy for our Annual Meeting of Stockholders to be held on June 5, 2001. This solicitation is being made by mail. We may also use our officers and other employees to solicit proxies from stockholders, personally or by telephone, facsimile, letter or electronic mail. We will pay all costs associated with our solicitation of proxies. If we request nominees and brokers to solicit their principals and customers for their proxies, we will reimburse the nominees and brokers for their reasonable out-of-pocket expenses.

   Annual Meeting of Stockholders. Our Annual Meeting of Stockholders will be held on June 5, 2001 at 9:30 a.m. Central Daylight Time at the Metropolitan Club located on the 66th Floor at 233 South Wacker Drive, Chicago, Illinois. This Proxy Statement was first mailed to our stockholders entitled to notice of, and to vote at, the annual meeting on or about May 4, 2001.

   Record Date. Each share of our common stock that you own as of April 20, 2001 entitles you to one vote. On April 20, 2001 there were 19,350,111 shares of our common stock outstanding.

   Quorum. A quorum of stockholders is necessary for us to hold a valid meeting. If at least a majority of our common stock is present in person or by proxy, a quorum will exist. The inspector of election appointed for the annual meeting will determine whether or not a quorum is present. Abstentions and broker non-votes are counted as present to establish a quorum. A broker non-vote occurs when a broker votes on some matters on the Proxy Card and not others because he or she does not have authority to do so.

   Voting. You may vote on the proposals presented at the annual meeting in one of two ways:

  . By Proxy: You can vote your shares by signing, dating and returning the enclosed Proxy Card. If you do this, the individuals named on the card will vote your shares in the manner you indicate. You may specify on your Proxy Card how you would like your shares voted. If you do not indicate instructions on the card, your shares will be voted for the election of the individuals nominated for directors, and for the proposal to amend the 1998 Heidrick & Struggles GlobalShare Program I and 1998 Heidrick & Struggles GlobalShare Program II; or

  . In Person: You may come to the annual meeting and cast your vote.

   If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by (1) sending notice to our Secretary in writing; (2) providing to us a later-dated proxy; or (3) attending the annual meeting in person and voting your shares. Merely attending the annual meeting, without further action, will not revoke your proxy.

   Required Vote. A plurality of the voting power present or represented and entitled to vote at the annual meeting is required for the election of directors (Proposal I). This means that the four director nominees receiving the highest number of votes cast will be elected. Only votes "FOR" or "AGAINST" will affect the outcome. Abstentions and broker non-votes are not counted for purposes of the election of directors.

   The affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting is required to approve the amendment to the 1998 Heidrick & Struggles GlobalShare Program I and 1998 Heidrick & Struggles GlobalShare Program II. Broker non-votes are not entitled to vote on this matter and do not affect the outcome. Abstentions will have the same effect as votes "AGAINST" Proposal II.

   Under New York Stock Exchange rules, if your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors even if it does not receive voting instructions from you. Your broker, however, will not be permitted to vote your shares to approve the amendments to the 1998 Heidrick & Struggles GlobalShare Program I and 1998 Heidrick & Struggles GlobalShare Program II unless it receives voting instructions from you.

   Votes will be tabulated by the inspector of election appointed for the annual meeting.

                       DESCRIPTION OF OUR CAPITAL STOCK

   Our Amended and Restated Certificate of Incorporation provides for our authorized capital stock to consist of 100,000,000 shares of common stock, $.01 par value per share, of which 19,350,111 shares were issued and outstanding on April 20, 2001 and 10,000,000 shares of preferred stock, $.01 par value per share, none of which has been issued. Our common stock is included for quotation on the Nasdaq National Market under the symbol "HSII."

   Each stockholder is entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Holders of common stock are entitled to receive dividends if, as and when dividends are declared from time to time by our Board of Directors out of funds legally available, after payment of dividends required to be paid on outstanding preferred stock, if any. To date, we have not declared any dividends. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock. The shares of common stock have no preemptive or conversion rights and are not subject to our further calls or assessment. There are no redemption or sinking fund provisions applicable to the common stock.

                         VOTING SECURITIES OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of our common stock by (1) our directors (2) each of our named executive officers (3) each person known to us to be the beneficial owner of 5% or more of our outstanding shares of common stock and (4) all of our directors and executive officers, as a group.

                                                                 Total
                            Common              Preferred        Voting
                          Shares (1)        %    Shares    %     Shares       %
                          ----------       ---  --------- ---  ----------    ---
Number of shares issued
 and outstanding on
 April 20, 2001, except
 as noted below, were...  19,350,111(2)    100%        0    0% 19,350,111(2) 100%
The following are the
 directors, executive
 officers, and only
 persons known by us to
 own beneficially more
 than 5% of either class
 of voting security on
 April 20, 2001: (3) (7)
Patrick S. Pittard (5)..     292,053(8)    1.5%        0    0     292,053    1.5%
Gerard R. Roche.........     415,963(8)    2.1%        0    0     415,963    2.1%
David C. Anderson (5)...     156,998(8)       *        0    0     156,998       *
Thomas J. Friel (5).....     269,168(8)    1.4%        0    0     269,168    1.4%
Robert E. Knowling, Jr..           0         0         0    0           0      0
Bengt Lejsved...........      41,533(8)       *                    41,533       *
Robert Louis-Dreyfus....           0         0         0    0           0      0
Piers Marmion...........       8,400          *        0    0       8,400       *
Dr. Jurgen B. Mulder....     130,385(8)       *                   130,385       *
Robert W. Shaw..........       3,750(9)       *                     3,750       *
Dr. John C. Viney (6)...     165,685(8)       *        0    0     165,685       *
Carlene M. Ziegler......       5,750(4)(9)    *                     5,750       *
Stephanie W. Abramson...           0         0         0    0           0      0
Donald M. Kilinski......      58,556(8)       *                    58,556       *
Richard D. Nelson (5)...     222,006(8)    1.1%                   222,006    1.1%
On April 20, 2001, the
 shares beneficially
 owned by all executive
 officers and directors
 as a group (15 persons)
 were...................   1,770,247       9.1%        0    0%  1,770,247    9.1%

--------
*  Represents holdings of less than one percent (1%).
(1) Unless otherwise indicated, we believe that each beneficial owner has the sole voting and investment power of the number of shares listed adjacent to his or her name.
(2) Excludes 25,000 shares of common stock held in treasury.
(3) The mailing address for each person is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303.
(4) Includes 1,000 shares beneficially owned by Ms. Ziegler through participation in her 401(k) plan and 1,000 shares beneficially owned by her husband through his participation in his 401(k) plan. Ms. Ziegler disclaims beneficial ownership of the 1,000 shares owned by her husband.
(5) Includes shares held by the trustee of the Heidrick & Struggles, Inc. 401(k) Profit Sharing and Pension Plan for the benefit of the individual listed. The trustee has the sole voting and investment power of the shares held in the 401(k) plan.
(6) Includes 12,637 shares owned by Dr. Viney's wife. Dr. Viney disclaims beneficial ownership of these shares.
(7) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 20, 2001, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of each other stockholder.

(8) Includes the right of each of Messrs. Pittard, Roche, Anderson, Friel, Lejsved, Mulder, Viney, Kilinski and Nelson to acquire beneficial ownership of 77,600, 4,564, 46,880, 9,764, 3,004, 21,066, 2,600, 13,476
    and 8,150, shares of common stock respectively, within 60 days through the exercise of options granted under the 1998 Heidrick & Struggles GlobalShare Program I.
(9) Includes the right of each of Mr. Shaw and Ms. Ziegler to acquire beneficial ownership of 3,750 and 3,750, shares of common stock respectively, within 60 days through the exercise of options granted under the 1998 Heidrick & Struggles GlobalShare Program II.

                                  PROPOSAL I
                             ELECTION OF DIRECTORS

   Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that our Board of Directors will consist of not less than eight and not more than fifteen directors, as determined by resolution of the Board. Our Board of Directors has set the number of members at twelve. Our Board of Directors currently has twelve members, eight of whom are our employees and four of whom are non-employees.

   Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. We propose that four directors be elected at the annual meeting to hold office for a three-year term expiring in 2004. Directors who are not standing for election this year will continue in office for the remainder of their respective terms.

   Our Board of Directors has recommended and nominated the following persons to be elected to our Board of Directors, each for a three-year term: Messrs. David C. Anderson, Thomas J. Friel and Robert Louis-Dreyfus and Dr. John C. Viney.

   The enclosed Proxy will be voted FOR electing the four nominees unless a specification is made to withhold the vote. Proxies cannot be voted for more than four nominees.

   The election of the four nominees for new terms will, in accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, be decided by a plurality vote of the voting power present or represented and entitled to vote at the annual meeting.

   If any nominee ceases to be a candidate for election for any reason, the Proxy will be voted for a substitute nominee designated by our Board of Directors and for the other nominees designated on your Proxy Card. Our Board of Directors currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected.

   Below is certain information about each director nominee and those directors whose terms of office will continue after the annual meeting.

                             NOMINEES FOR DIRECTOR

                                  Principal Occupation and             Director
 Name(1)            Age         Five-Year Employment History            Since
 -------            ---         ----------------------------           --------
 David C. Anderson.  59 Mr. Anderson has served as our President and    2/1999
                        CEO of Heidrick & Struggles Executive
                        Search, a division of the Company, since
                        June 2000. Prior to this position, Mr.
                        Anderson served as President-Americas since
                        September 1999 and as our North American
                        Managing Partner from 1998 until September
                        1999 and the Office Managing Partner of the
                        Dallas office since 1992. He was a member of
                        the Board of Directors of Heidrick &
                        Struggles, Inc. from 1992 until the merger
                        of Heidrick & Struggles, Inc. with and into
                        us, which occurred on February 26, 1999 (the
                        "Merger").

                                    Principal Occupation and           Director
 Name(1)               Age        Five-Year Employment History          Since
 -------               ---        ----------------------------         --------
 Thomas J. Friel......  53 Mr. Friel has served as President of         2/1999
                           Heidrick & Struggles Ventures, a division
                           of the Company, since June 2000. Prior to
                           this position, Mr. Friel served as our
                           President-Global Practices since
                           September 1999. Since joining Heidrick &
                           Struggles, Inc. in 1979, Mr. Friel has
                           served as Office Managing Partner of the
                           Menlo Park office, Worldwide Practice
                           Managing Partner for the International
                           Technology Practice and Managing Partner
                           for Asia Pacific. He was a member of the
                           Board of Directors of Heidrick &
                           Struggles, Inc. from 1983 until the
                           Merger.

 Dr. John C. Viney....  53 Dr. Viney has served as our Chairman-        2/1999
                           Europe since the Merger. Dr. Viney joined
                           Heidrick & Struggles International, Inc.
                           in 1985 and previously served as Office
                           Managing Partner for the London office.
                           He was a member of the Board of Directors
                           of Heidrick & Struggles International,
                           Inc. from 1987 until the Merger.

 Robert Louis-Dreyfus.  54 Mr. Louis-Dreyfus currently serves as        9/1999
                           President and CEO of Louis-Dreyfus
                           Communications. Mr. Louis-Dreyfus served
                           as the Chairman of the Board of Directors
                           and President of adidas-Salomon AG from
                           April 1993 to March 2001. He also serves
                           on the Board of Directors of EMCORE
                           Corporation.

                              CLASS 2002 DIRECTORS
                    (Directors with Terms Expiring in 2002)

                                    Principal Occupation and           Director
 Name(1)               Age        Five-Year Employment History          Since
 -------               ---        ----------------------------         --------
 Patrick S. Pittard...  55 Mr. Pittard has served as our President     02/1999
                           and Chief Executive Officer since the
                           Merger. Mr. Pittard was appointed as
                           Chairman of the Board of Directors in
                           June 2000. Prior to the Merger, he had
                           been President and Chief Executive
                           Officer of Heidrick & Struggles, Inc.
                           since 1997 and a member of the Board of
                           Directors of Heidrick & Struggles, Inc.
                           since 1986. Since joining Heidrick &
                           Struggles, Inc. in 1983, Mr. Pittard has
                           held the positions of Office Managing
                           Partner for the Atlanta and Jacksonville
                           offices and North America Managing
                           Partner. Mr. Pittard also serves as a
                           member of the Board of Directors of
                           Jefferson Pilot Corporation.

 Gerard R. Roche......  69 Mr. Roche has been our Senior Chairman      02/1999
                           since the Merger. Mr. Roche joined
                           Heidrick & Struggles, Inc. in 1964 and
                           was a member of the Board of Directors of
                           Heidrick & Struggles, Inc. from 1970
                           until the time of the Merger.

 Dr. Jurgen B. Mulder.  63 Dr. Mulder has served as Chairman of        02/1999
                           Heidrick & Struggles Executive Search, a
                           division of the Company, since June 2000.
                           Dr. Mulder previously had been our
                           President-International since September
                           1999. He was President-Europe from the
                           time of the Merger until September 1999
                           and was President and Chief Executive
                           Officer of Heidrick & Struggles
                           International, Inc. from November 1998
                           until the time of the Merger. He was Vice
                           Chairman of Heidrick & Struggles
                           International, Inc. until November 1998.
                           Prior to joining Heidrick & Struggles
                           International, Inc. in 1997, Dr. Mulder
                           was a partner in Mulder & Partner GmbH &
                           Co. KG., a firm he founded in 1978.

                                     Principal Occupation and          Director
 Name(1)                  Age      Five-Year Employment History         Since
 -------                  ---      ----------------------------        --------
 Robert E. Knowling, Jr..  45 Mr. Knowling has served as Chairman      09/2000
                              and CEO of Internet Access
                              Technologies, Inc. since February
                              2001. Prior to this position, Mr.
                              Knowling was Chairman, President and
                              CEO of Covad Communications from July
                              1998 to November 2000. Mr. Knowling
                              came to Covad from US West where he
                              held the roles of Executive Vice
                              President of Operations and
                              Technologies and Vice President of
                              Network Operations from March 1996.
                              Mr. Knowling serves on the Board of
                              Directors of Hewlett-Packard Company
                              and Ariba, Inc.

                             CLASS 2003 DIRECTORS
                    (Directors with Terms Expiring in 2003)

                                     Principal Occupation and          Director
 Name(1)                  Age      Five-Year Employment History         Since
 -------                  ---      ----------------------------        --------
 Piers Marmion...........  42 Mr. Marmion has served as our Chief      03/2001
                              Operating Officer and President-
                              International of Heidrick & Struggles
                              Executive Search, a division of the
                              Company, since joining us in August of
                              2000. From 1990-1997, Mr. Marmion was
                              employed with Spencer Stuart &
                              Associates as Managing Director-
                              Selector Europe and Managing Director,
                              Spencer Stuart UK and from 1994-2000
                              as the worldwide Chief Operating
                              Officer and Head of Europe and Asia.

 Bengt Lejsved...........  56 Mr. Lejsved has served as our Area       02/1999
                              Managing Partner, New Markets since
                              January 2001. Prior to this position,
                              Mr. Lejsved served as our Area
                              Managing Partner, Northern and Eastern
                              Europe since the Merger. He was a
                              member of the Board of Directors of
                              Heidrick & Struggles International,
                              Inc. from 1994 until the Merger.

 Robert W. Shaw..........  53 Mr. Shaw currently serves as President   09/1999
                              and Chairman of the Board of Directors
                              of Silicon Valley Internet Capital,
                              LLC. Mr. Shaw served as the Chief
                              Executive Officer and as a member of
                              the Board of Directors of USWeb/CKS
                              Corp. from 1998 to February 2000. From
                              February 1997 and prior to joining
                              USWeb/CKS Corp., Mr. Shaw was the
                              Executive Vice President of Worldwide
                              Consulting Services and Vertical
                              Markets and Senior Vice President of
                              Worldwide Applications and Services at
                              Oracle Corporation from August 1995
                              until January 1997. From June 1992 to
                              July 1995, Mr. Shaw was Senior Vice
                              President of Global Services at Oracle
                              Corporation.

 Carlene M. Ziegler......  44 Ms. Ziegler has served as the Managing   12/1999
                              Director of Artisan Partners, L.P.
                              since January 1995.

--------
(1) There are no family relations among any directors, executive officers, or persons nominated to become a director.

                         BOARD MEETINGS AND COMMITTEES

   During fiscal 2000, our full Board of Directors met seven (7) times and acted five (5) times by written consent. All directors attended 75% or more of the meetings of the Board and the committees of which they were members, except for Mr. Louis-Dreyfus who attended 29% of the meetings of the Board and 42% of the meetings of the committees of which he was a member. In 2000, our Board of Directors had two standing committees; the Audit Committee and the Compensation Committee. In 2001, our Board of Directors established a Nominating and Board Governance Committee.

   Audit Committee. Our Audit Committee consists of four directors (Messrs. Shaw, Knowling and Louis-Dreyfus and Ms. Ziegler). Mr. Knowling, Mr. Louis-Dreyfus and Ms. Ziegler meet the independence and experience requirements of the Nasdaq listing standards. Our Audit Committee recommends to our Board of Directors the appointment of independent public accountants to audit annually our books and records, meets with and reviews the activities and the reports of our independent public accountants and reports the results of the review to our Board of Directors. Our Audit Committee also periodically reviews the activities of our finance staff and the adequacy of our internal controls. During 2000, our Audit Committee met three (3) times. Mr. Shaw will resign from the Audit Committee as of June 14, 2001.

   Compensation Committee. Our Compensation Committee consists of three of our non-employee directors (Mr. Shaw, Mr. Louis-Dreyfus and Ms. Ziegler). The duties of our Compensation Committee are generally to review employment, development, reassignment and compensation matters involving executive officers and key employees as may be appropriate, including without limitation, issues relative to salary, bonus, stock options and other incentive arrangements. In September of 2000, we formed a Subcommittee of the Compensation Committee, which consists of two non-employee directors (Mr. Louis-Dreyfus and Ms. Ziegler) to administer all aspects of the compensation of our executive officers and directors, including performance-based compensation. During 2000, our Compensation Committee met nine (9) times and acted one (1) time by written consent.

   Nominating Committee. On March 4, 2001, our Board of Directors formed a Nominating and Board Governance Committee which consists of two non-employee directors (Ms. Ziegler and Mr. Shaw) and our Chairman, President and Chief Executive Officer (Mr. Pittard). The Nominating and Board Governance Committee will make recommendations to our Board of Directors concerning (1) candidates for nomination to our Board of Directors; (2) the number and duties of, and membership on, committees of our Board of Directors; (3) compensation of our Board of Directors; and (4) succession plans for our executive officers. The Committee also will evaluate the performance of members of our Board of Directors. The Committee will work toward achieving greater independence of our Board of Directors with an ultimate goal of a majority of our Board being comprised of independent directors. Stockholders may nominate director candidates for consideration by delivering notice to our Secretary at our principal executive offices (233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303). The notice must be delivered in accordance with the requirements of our Amended and Restated Bylaws and include a description of the qualifications of the suggested nominee and any information that is required by the regulations of the Securities and Exchange Commission concerning the suggested nominee and his or her direct or indirect securities holdings, or other interests, in us.

                             DIRECTOR COMPENSATION

   None of our directors who are also our employees receive any compensation for serving as directors. Currently, all of our non-employee directors receive compensation except Mr. Louis-Dreyfus, who has elected not to receive compensation. Our non-employee directors who receive compensation are paid an annual retainer of $30,000 in cash, an additional annual cash payment of $4,000 for acting as chairperson of any committee and $1,000 in cash for each meeting attended. In addition, our non-employee directors other than Mr. Louis-Dreyfus have received 15,000 non-qualified stock options upon election to the board. In addition, in 2001, Mr. Shaw received options to purchase 1,700 shares of common stock for serving on the Board of Directors of our subsidiary, LeadersOnline, Inc., and Ms. Ziegler received options to purchase 600 shares of common stock for additional services as a director relating to LeadersOnline. We reimburse out-of-pocket expenses incurred by all directors in attending Board of Director and committee meetings.

                           DIRECTOR INDEMNIFICATION

   Our Amended and Restated Certificate of Incorporation provides that a director will not be personally liable for monetary damages to us or our stockholders for breach of fiduciary duty as a director, except for:

  . liability for any breach of the director's duty of loyalty to us or our stockholders for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . paying a dividend or approving a stock repurchase or redemption in violation of Section 174 of the Delaware General Corporation Law; or

  . a transaction from which the director derived an improper personal benefit.

   Our Amended and Restated Certificate of Incorporation also provides that each of our current or former directors, officers, employees or agents, or each such person who is or was serving or who had agreed to serve at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), will be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may in the future be amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than permitted us to provide prior to such amendment). The Amended and Restated Certificate of Incorporation also specifically authorizes us to enter into agreements with any person providing for indemnification greater or different from that provided by the Amended and Restated Certificate of Incorporation.


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTING DAVID C. ANDERSON, THOMAS J. FRIEL, DR. JOHN C. VINEY AND ROBERT LOUIS-DREYFUS TO THE BOARD OF DIRECTORS EACH FOR A TERM OF THREE (3) YEARS.

                            EXECUTIVE COMPENSATION

   The following tables and narrative text discuss the compensation paid to our executive officers during the fiscal years ended December 31, 2000 and 1999.

                          SUMMARY COMPENSATION TABLE

                                    Annual Compensation           Long-Term Compensation
                               ------------------------------ ------------------------------------
                                                                     Awards               Payouts
                                                              ------------------------   ---------
                                                              Restricted    Securities
                                                                Stock       Underlying   Long-Term  All Other
   Name and                    Salary            Other Annual   Award        Options     Incentive Compensation
Principal Position        Year   ($)   Bonus ($) Compensation    ($)           (#)        Payouts      ($)
------------------        ---- ------  --------- ------------ ----------    ----------   --------- ------------
Patrick S. Pittard......  2000 700,000 2,212,000    53,093(1)       --       178,785(3)     --       265,045(5)
 President, Chief         1999 700,000 1,650,000       --           --       149,086        --        12,376
 Executive Officer and
 Chairman of the Board

Donald M. Kilinski......  2000 350,000   487,500       --           --        40,109(3)     --        12,873(6)
 Chief Financial Officer  1999 300,000   660,000       --           --        52,390(4)     --        12,076
 and Treasurer

Richard D. Nelson.......  2000 450,000   307,500       --           --         4,169(3)     --       195,746(7)
 Former Chief             1999 450,000   450,000       --           --        33,150(4)     --        12,376
 Administrative Officer,
 Counsel and Secretary

David C. Anderson.......  2000 500,000 1,200,000       --           --       116,268(3)     --       303,045(8)
 Chief Executive Officer  1999 400,000 1,060,000       --           --        82,984(4)     --        12,376
 and President,
 Heidrick & Struggles
 Executive Search

Piers Marmion...........  2000 254,209   324,298       --     2,850,000(2)   179,909(3)     --         2,881(9)
 Chief Operating Officer  1999     -0-       -0-       --           -0-          -0-        --           -0-
 and President--
 International, Heidrick
 & Struggles Executive
 Search (10)

--------
(1) This amount includes $37,771 in legal fees to negotiate his employment contract.
(2) This amount represents the dollar value of restricted stock units issued to Mr. Marmion under his employment agreement. The dollar value reflected in the table is based on the fair market value (as determined in accordance with our 1998 Heidrick & Struggles GlobalShare Program I) of our common stock on August 25, 2000.
(3) This amount represents options issued to Messrs. Pittard, Kilinski, Nelson, Anderson and Marmion pursuant to our 1998 Heidrick & Struggles GlobalShare Program I. A portion of the options for Messrs. Pittard, Kilinski, Anderson and Marmion were earned in 2000 but were granted on March 6, 2001. All of Mr. Nelson's options were earned in 2000 but granted on March 6, 2001.
(4) This amount represents options issued to Messrs. Kilinski, Nelson, and Anderson pursuant to our 1998 Heidrick & Struggles GlobalShare Program I. A portion of the options were earned in 1999 but were granted on March 6, 2000.
(5) For 2000, this amount represents compensation for expenses relating to group term life insurance ($2,880), employer profit sharing contributions ($7,993), employer 401(k) matching contributions ($2,000) and the total cash payout under the Heidrick & Struggles, Inc. Executive Deferred Compensation Plan which we terminated in 2000. The Plan, to which contributions ceased in 1997, included both an optional employee contribution and a discretionary employer contribution and was fully funded by investments ($252,172). For 1999, this amount represents compensation for expenses relating to group term life insurance ($2,880), employer profit sharing contributions ($7,496) and employer 401(k) matching contributions ($2,000).
(6) For 2000, this amount represents compensation for expenses relating to group term life insurance ($2,880), employer profit sharing contributions ($7,993) and employer 401(k) matching contributions ($2,000). For 1999, this amount represents compensation for expenses relating to group term life insurance ($2,580), employer profit sharing contributions ($7,496) and employer 401(k) matching contributions ($2,000).

(7) For 2000, this amount represents compensation for expenses relating to group term life insurance ($2,880), employer profit sharing contributions ($7,993), employer 401(k) matching contributions ($2,000), compensation for cancellation of options to purchase common shares of LeadersOnline, Inc. granted in 2000 ($38,000) and the total cash payout under the Heidrick & Struggles, Inc. Executive Deferred Compensation Plan which we terminated in 2000. The Plan, to which contributions ceased in 1997, included both an optional employee contribution and a discretionary employer contribution and was fully funded by investments ($144,873). For 1999, this amount represents compensation for expenses relating to group term life insurance ($2,880), employer profit sharing contributions ($7,496) and employer 401(k) matching contributions ($2,000).
(8) For 2000, this amount represents compensation for expenses relating to group term life insurance ($2,880), employer profit sharing contributions ($7,993) and employer 401(k) matching contributions ($2,000), compensation for cancellation of options to purchase common shares of LeadersOnline, Inc. granted in 2000 ($38,000) and the total cash payout under the Heidrick & Struggles, Inc. Executive Deferred Compensation Plan which we terminated in 2000. The Plan, to which contributions ceased in 1997, included both an optional employee contribution and a discretionary employer contribution and was fully funded by investments ($252,172). For 1999, this amount represents compensation for expenses relating to group term life insurance ($2,880), employer profit sharing contributions ($7,496) and employer 401(k) matching contributions ($2,000).
(9) For 2000, this amount represents compensation for expenses relating to health insurance benefits.
(10) Mr. Marmion joined us in August 2000.

                              OPTION GRANT TABLE
                           (options granted in 2000)

                                              Individual Grants
                             -----------------------------------------------------
                             Number of    % of Total
                             Securities    Options                         Grant
                             Underlying   Granted to Exercise              Date
                              Options     Employees   Price   Expiration   Value
Name and Principal Position   Granted     in Year(6)  ($/Sh)     Date    ($/Sh)(7)
---------------------------  ----------   ---------- -------- ---------- ---------
Patrick S. Pittard.........    17,285(1)     1.2%    $35.125   03/06/11   $21.92
 President, Chief Executive    61,500(2)     4.4%    $35.125   03/06/11   $21.92
 Officer and
 Chairman of the Board        100,000(3)     7.2%    $41.9688  06/05/05   $22.56

Donald M. Kilinski.........     6,609(1)     0.5%    $35.125   03/06/11   $21.92
 Chief Financial Officer       33,500(2)     2.4%    $35.125   03/06/11   $21.92
 and Treasurer

Richard D. Nelson..........     4,169(1)     0.3%    $35.125   03/06/11   $21.92
 Former Chief
 Administrative Officer,
 Counsel and Secretary

David C. Anderson..........    16,268(1)     1.2%    $35.125   03/06/11   $21.92
 Chief Executive Officer      100,000(4)     7.2%    $45.4375  06/14/05   $24.42
 and President,
 Heidrick & Struggles
 Executive Search

Piers Marmion..............     6,609(1)     0.5%    $35.125   03/06/11   $21.92
 Chief Operating Officer       28,300(2)     2.0%    $35.125   03/06/11   $21.92
 and President--
  International,
 Heidrick & Struggles         145,000(5)    10.4%    $57.00    08/25/04   $27.57
 Executive Search

--------
(1) These options were earned in 2000 but were granted on March 6, 2001. Of these options 20% vest on each of the first five anniversaries of March 6, 2001.

(2) These options were earned in 2000 but were granted on March 6, 2001. Of these options, 25% vest on each of the first four anniversaries of March 6, 2001.
(3) Of these options, 25% vest on each of the first four anniversaries of June 5, 2000. For acceleration provisions, see the information under the Section "Employment Contracts."
(4) Of these options, 25% vest on each of the first four anniversary dates from June 14, 2000. For acceleration provisions, see the information under the Section "Employment Contracts."
(5) 100% of the options will vest on August 25, 2003.
(6) Number represents the percentage of option shares granted during 2000.
(7) The present value of an option at the date of the grant was determined using the Black-Scholes option pricing model. The present value of options granted in 2000 and in March 2001 is estimated using the following assumptions: average risk-free interest rate of 6.2%, dividend rate of 0%, expected volatility of 54.3% and expected option life of 7 years. The actual value, if any, that the individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there can be no assurance the value realized will be at or near the value estimated based upon the Black-Scholes model.

            AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

                                                 Number of
                                                Unexercised
                                                Options at      Value of unexercised
                           Shares                Year-End     in-the-money options at
                         Acquired on Realized  Exercisable/    Year-End Exercisable/
                          Exercise    Value    Unexercisable       Unexercisable
Name                       (#)(1)      ($)        (#)(2)               ($)(3)
----                     ----------- -------- --------------- ------------------------
Patrick S. Pittard......      0         0     26,300/ 222,786 $  738,044/ $  3,455,052
 President, Chief
 Executive Officer and
 Chairman of the Board
Donald M. Kilinski......      0         0      4,300/  48,090 $  120,669/ $    697,970
 Chief Financial Officer
 and Treasurer
Richard D. Nelson.......      0         0      2,900/  30,250 $   81,381/ $    534,872
 Former Chief
 Administrative Officer,
 Counsel and Secretary
David C. Anderson.......      0         0      7,700/ 175,284 $  216,081/ $  1,246,767
 Chief Executive Officer
 and President,
 Heidrick & Struggles
 Executive Search
Piers Marmion...........      0         0          0/ 145,000 $        0/ $          0
 Chief Operating Officer
 and
 President--
 International,
 Heidrick & Struggles
 Executive Search

--------
(1) None of our executive officers exercised stock options in 2000.
(2) Does not include options earned in 2000 but granted on March 6, 2001. All options issued on March 6, 2001 are under water.
(3) Computed based on the difference between the option exercise price and $42.0625, the closing price of our common stock on December 31, 2000. The actual value, if any, that the individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there can be no assurance the value realized will be at or near the value estimated.

                             EMPLOYMENT AGREEMENTS

   We, directly or through our subsidiaries, employ Messrs. Pittard, Anderson and Marmion and Ms. Abramson pursuant to employment agreements.

   Patrick S. Pittard. Our Amended and Restated Employment Agreement with Patrick S. Pittard was effective January 1, 2000, and amended as of March 30, 2001. The agreement provides that we will employ Mr. Pittard as our Chief Executive Officer and President until December 27, 2002 (we call this period the "CEO Period") and that Mr. Pittard will serve as our Chairman of the Board of Directors until December 27, 2002 unless he ceases to be a director prior to that time. We agree to recommend to our Nominating and Board Governance Committee that Mr. Pittard be nominated to our Board of Directors when his current term expires in 2002, provided he is then serving as our Chief Executive Officer and President. Mr. Pittard has agreed to resign as a director at the request of our Board of Directors when he ceases to serve in those positions. At the expiration of the CEO Period, Mr. Pittard may, with the consent of our Board, take a paid leave of absence for up to twelve months. If he terminates his employment during a leave of absence, he will be required to pay us certain amounts described below.

   We will pay Mr. Pittard base compensation of $700,000 per year during the CEO Period subject to increase in 2002. Following the CEO Period, provided we still employ Mr. Pittard, we will pay him total compensation of not less than $1 million for the first twelve months and $750,000 for the second twelve months. For 2000, we paid Mr. Pittard a performance-based bonus in accordance with our CEO Incentive Plan which was approved by stockholders at the 2000 Annual Meeting. The agreement requires us to pay Mr. Pittard a performance-based bonus in accordance with our CEO Incentive Plan in 2001 and 2002.

   We granted Mr. Pittard stock options as set forth in the "Summary Compensation Table" and "Option Grant Table" and we awarded him 35,000 restricted stock units pursuant to his agreement. We will provide Mr. Pittard with a supplemental pension in the form of an annuity commencing at age 60 and continuing for the duration of his life equal to the greater of 50% of his average cash compensation in respect of his final three years as our Chief Executive Officer or $1 million. Mr. Pittard's right to receive the supplemental pension vests on December 31, 2001, provided he is employed by us, or earlier if we terminate his employment without cause (or there is a constructive termination) or if his employment is terminated on account of disability.

   If we terminate Mr. Pittard's employment without cause (or there is a constructive termination) during the CEO Period, we will pay Mr. Pittard his base salary through the date of termination, an additional two years of base salary, a lump sum equal to two times the higher of his prior year's bonus or the average of his three year prior bonuses and up to two years of benefits. In addition, Mr. Pittard's stock options and restricted stock units awarded under this agreement and supplemental pension will vest immediately. If we terminate Mr. Pittard's employment without cause (or there is a constructive termination) after the CEO period, we will pay Mr. Pittard reduced compensation. Mr. Pittard is entitled to claim that there is a constructive termination if during the term of his agreement there is a reduction in his base salary, target bonus compensation or the value of his benefits; if during the CEO Period, he is removed from his positions as President and Chief Executive Officer and/or Chairman of the Board (so long as he remains a director) or if he is not recommended by us as a nominee for re-election as a director when his term expires in June 2002; if during the CEO Period, there is a material diminution of the duties associated with his position or if during the CEO Period, he ceases to report directly to our Board of Directors; or if during the CEO Period or a leave of absence, within 15 days after our merger, consolidation, sale or similar transaction, our successor fails to assume our obligations under his agreement.

   If during the CEO Period, Mr. Pittard voluntarily terminates his employment with us, we will pay his base salary through the date of termination but all of his unexercised stock options under his agreement will be forfeited and all of his exercisable stock options under his agreement will expire on the earlier of thirty days after the date of his termination or the originally scheduled expiration date unless otherwise determined by the Subcommittee of our Compensation Committee. If during or after a leave of absence, Mr. Pittard voluntarily terminates his employment with us, he will be required to pay us an amount equal to up to one half of his leave of absence compensation and all equity instruments not yet vested will be forfeited. He will, however, be entitled to receive his supplemental pension benefit.

   If we terminate Mr. Pittard's employment within the two-year period following a change in control, Mr. Pittard will be entitled to receive the compensation immediately discussed above, and he will be reimbursed for any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended.

   David C. Anderson. We entered into an agreement with Mr. Anderson, dated January 30, 2001, employing him as President and Chief Executive Officer, Heidrick & Struggles Executive Search Division from January 1, 2001 through December 31, 2002. For 2001, Mr. Anderson's base salary is $600,000. Mr. Anderson may receive a performance-based incentive bonus and equity awards at the discretion of the Subcommittee of the Compensation Committee of our Board of Directors consistent with the annual incentive program then in effect for senior managers. With the consent of our Board of Directors, Mr. Anderson may have a paid leave of absence for up to six months at the expiration of his term of employment. If we terminate Mr. Anderson's employment without cause or if there is a constructive termination of his employment prior to December 31, 2002, we will pay Mr. Anderson his base salary through the date of termination, a lump sum equal to one times his base salary and a lump sum amount equal to the higher of his cash bonus for the preceding calendar year or the average of the prior three years. In addition, all stock options or other equity instruments will immediately become exercisable and remain exercisable for the remainder of their originally scheduled terms. Mr. Anderson is entitled to claim a constructive termination without cause if there is a reduction in his base salary, target bonus opportunity or in the value of his benefits, he is removed from his position, there is a material diminution of his duties or if within 15 days after our merger, consolidation, sale or similar transaction, our successor fails to assume our obligations under his agreement.

   Piers Marmion. We entered into an employment agreement with Mr. Marmion on July 7, 2000, employing him as the Chief Operating Officer, Heidrick & Struggles Executive Search Division for a four year and six month term commencing August 1, 2000. We will pay Mr. Marmion a minimum annual base salary of (Pounds)428,400 (approximately $617,000) and a minimum guaranteed annual bonus of (Pounds)658,675 (approximately $945,000) for each of the years 2001, 2002 and 2003. We also granted him options to purchase 145,000 shares of our common stock and 50,000 restricted stock units, all vesting over a three-year period from the date of grant and options to purchase 265,000 shares of our subsidiary, LeadersOnline, Inc. In the third quarter of 2001, we decided not to proceed with an initial public offering of LeadersOnline shares and cancelled the options. Mr. Marmion forfeited his options to purchase shares of LeadersOnline, Inc. without compensation.

   We loaned (Pounds)658,675 (approximately $945,000) to Mr. Marmion on an interest-free basis payable by Mr. Marmion on January 31, 2005. In June 2001, we will loan to Mr. Marmion an additional (Pounds)658,675 (approximately $945,000) provided that he is in our employ at that time. If Mr. Marmion's employment is terminated for cause, the entire outstanding principal balance of the notes will become immediately due and payable. Under certain circumstances we will grant Mr. Marmion an equity interest equal to a minimum of 1% of any web-based business under his leadership that offers shares to the public. If we terminate Mr. Marmion's employment without cause, we will pay him all compensation provided for in the employment agreement as if his employment were not terminated, provided any amounts that we pay will be offset by compensation received by Mr. Marmion from other employment.

   Stephanie W. Abramson. We entered into an employment agreement with Ms. Abramson on December 28, 2000, employing her as our Chief Legal Officer, Chief Corporate Development Officer and Corporate Secretary. We will pay Ms. Abramson an annual base salary of $550,000 subject to review at the end of 2001. The target bonus for Ms. Abramson for 2001 is $550,000, of which we guaranteed $300,000. In addition, in March 2000 we granted her options to purchase up to 25,000 shares of our common stock which vest at the rate of 25% per year. On February 14, 2001, we loaned $925,000 to Ms. Abramson on an interest-free basis payable by Ms. Abramson on December 31, 2004, provided that we will forgive the loan over a four-year period, if Ms. Abramson is in our employ on each of the forgiveness dates. If we terminate Ms. Abramson's employment for cause, the entire outstanding principal balance of the notes will become immediately due and payable. If we terminate Ms. Abramson's employment without cause or if there is a constructive termination of her employment prior to March 31, 2002, we will pay her one year's base salary and the full amount of her target bonus for the year in which the termination occurs. In addition, if there is a change of control, we will pay Ms. Abramson one year's base salary and target bonus, the pro rata portion of the target bonus for the year in which the termination of employment occurs and benefits on an after-tax basis for a one-year period. Also, all outstanding stock options will become immediately exercisable. Ms. Abramson is entitled to claim there is a constructive termination of her employment if there is a reduction in her base salary or target bonus opportunity, in the value of her benefits, or in her level of eligibility for stock options or other incentive programs, inconsistent with other employees at her level; if her positions are eliminated or there is a diminution of responsibilities associated with her positions or if the location of her principal place of employment changes more than 50 miles in radius from its initial location without her consent.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Our Compensation Committee consists of three non-employee directors: Mr. Shaw (Chairman), Mr. Louis-Dreyfus and Ms. Ziegler. None of the members of the Compensation Committee is currently or has been, at any time, one of our officers or employees. None of our executive officers currently serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. Mr. Shaw is the President, the Chairman of the Board and the holder of an equity interest in Silicon Valley Internet Capital, LLC, a company in which we have made a $10 million investment. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Mr. Shaw does not participate in the approval of the compensation of our executive officers and the members of our Board of Directors. From time to time, our Chief Executive Officer, certain other officers and outside consultants may attend meetings of the Compensation Committee but none of our officers may be present during discussions or deliberations regarding his or her own compensation nor may they vote on any matters brought before the Compensation Committee.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                 COMPENSATION

   Compensation Policy. We believe that executive compensation should be linked directly to increased stockholder value. Our compensation program is designed to support achieving our key business objectives, to align the executive officers' interests with those of our stockholders and to enable us to attract, retain and reward key personnel. It has been and currently is our policy to position our total compensation for our executive officers and other key employees at levels competitive with those of other major executive recruiting firms. Because many of these organizations are privately held, much of the compensation data is derived from executives and search consultants recruited by us and our understanding of pay practices and trends within the industry.

   Relationship of Company Performance to Executive Compensation. Our executive compensation is comprised of two components: base salary and incentives (cash and non-cash), each of which is intended to serve the overall compensation program. Our salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance, and general economic conditions as well as a number of factors relating to the particular employee including his/her performance and the level of experience, ability and knowledge required for the job.

   Our incentives consist of cash bonuses, stock options and other stock-based awards, including restricted stock units. Selected employees (including executive officers and members of our Board of Directors) and independent consultants may earn bonuses under two plans. The first plan is the 1998 Heidrick & Struggles GlobalShare Program I and the 1998 Heidrick & Struggles GlobalShare Program II (collectively, the "GlobalShare Plan") which Plans allow grants to be made to selected employees and non-employee directors or independent consultants, respectively. Awards under the GlobalShare Plan may be in the form of options, which may be Incentive Stock Options ("ISOs") or non-qualified stock options; stock appreciation rights ("SARs") granted as a means to exercise options or designated portions thereof, or as independent awards; or other awards, such as restricted stock units, that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of shares (as defined by the Compensation Committee). Awards may be paid in shares, cash or a combination thereof. (A copy of the 1998 Heidrick & Struggles GlobalShare Program I and 1998 Heidrick & Struggles GlobalShare Program II was previously filed with the Securities and Exchange Commission as Exhibits 99.01 and 99.02, respectively, to our Registration Statement on Form S-8 filed on March 5, 1999).

   The GlobalShare Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to select the participants to be granted awards under the GlobalShare Plan, determine the size and terms of an award and determine the time when grants of awards will be made. The Compensation Committee is authorized to interpret the GlobalShare Plan, establish, amend and rescind any rules and regulations relating to the GlobalShare Plan, and make any other determinations that it deems necessary or desirable for the administration of the GlobalShare Plan.

   An option may be granted as an ISO, as defined in the Internal Revenue Code of 1986, as amended (the "Code"), or as a non-qualified stock option, as determined by the Compensation Committee and as set forth in any applicable award agreement. The option price per share of common stock is determined by the Compensation Committee but cannot be less than 100% of the fair market value of the shares (as determined by the Compensation Committee) on the date of grant. Options granted under the GlobalShare Plan are exercisable at such time and upon such terms and conditions as may be determined by the Compensation Committee, but in no event will an option be exercisable more than ten years after the date it is granted.

   The Compensation Committee may grant an SAR independent of an option or in conjunction with an option or designated portion thereof at the time the related option is granted or at any time prior to the exercise or cancellation of the related option. The exercise price is an amount determined by the Compensation Committee, but in no event will such amount be less than the greater of the fair market value of a share of common stock on the date the SAR is granted or, in the case of an SAR granted in conjunction with an option, or a portion thereof, the option price of the related option, and an amount permitted by applicable laws, rules, by-laws, or policies of regulatory authorities or stock exchanges.

   Upon the exercise of an SAR, the participant is entitled to receive, with respect to each share of common stock to which such SAR relates, an amount in cash and/or shares of common stock, as the case may be, equal to the excess of
(a) the fair market value of a share on the date of exercise over (b) the exercise price of the SAR. The Compensation Committee may impose conditions upon the exercisability of SARs.

   The Compensation Committee may grant, in its sole discretion, other awards of shares of common stock and awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, shares of common stock. Certain of those awards may be granted on the basis of our performance, stock price, market share, sales, earnings per share, return on equity, costs or other performance goals approved by the Compensation Committee. The maximum amount of an award to any participant with respect to a fiscal year shall be $2,000,000.

   The second plan is the Heidrick & Struggles International, Inc. Restricted Stock Unit Plan (the "RSU Plan"). The RSU Plan is designed to reward employees who hold the internal title of "Senior Partner" and/or "Partner" (including certain executive officers and members of our Board of Directors). Pursuant to the RSU Plan, we may issue to "Senior Partners" and/or "Partners" restricted stock units ("RSUs") which, upon vesting, are convertible into shares of our common stock at a ratio of 1:1. The number of RSUs granted to each participant is determined by the Compensation Committee. Generally, participants will receive a dollar value of RSUs equal to the lesser of ten percent (10%) of the participant's base salary and bonus compensation, or fifty percent (50%) of the participant's bonus compensation. The maximum dollar value of RSUs issuable to "Partners" who are not also "Senior Partners" or "Senior Partner-Elects" is $25,000. If the participant meets certain ownership goals, he or she may obtain a ten percent (10%) discount on the market price of our common stock when the RSUs are issued. These ownership goals are calculated by determining the number of shares beneficially held by each participant multiplied by the average stock price of our shares for a specific period and then divided by the participant's three-year average annual compensation. (If a participant has been employed by us for less than three years, an alternate standard to the three-year test is set.) If the resultant number meets or exceeds pre-established standards for various classifications of participants, then the ten percent (10%) discount will be made available. (A copy of our RSU Plan was previously filed with the Securities and Exchange Commission as
Exhibit 4.03 of our Registration Statement on Form S-8 filed on March 15,
2000).

   CEO Compensation. At our 2000 Annual Meeting of Stockholders, the stockholders approved the material terms of the CEO Incentive Plan. This Plan includes a performance-based award and a discretionary award based on strategic considerations determined by the Board of Directors. During 2000, Mr. Pittard received a base salary of $700,000 for serving as our CEO. The Compensation Committee also awarded bonus compensation to Mr. Pittard of $2,212,000. The Compensation Committee considered the following factors when reviewing the performance portion of Mr. Pittard's bonus: growth in our revenue and earnings per share on a fully diluted basis and growth of our total stockholder return compared to the average total stockholder return of S&P Small Cap companies and certain other peer companies. The Compensation Committee considered the following factors when reviewing the discretionary portion of his bonus and his base salary: his job responsibility and scope; industry competitive data in executive search companies; his past salary and business generation and his individual performance, including leadership, organization development and stockholder and investor relations. The Compensation Committee did not attach any specific weighting to any one factor, and noted that some factors were more subjective than others. In addition, the Compensation Committee granted Mr. Pittard options to purchase up to 100,000 shares of our common stock pursuant to his Amended and Restated Employment Agreement, in addition to certain other benefits. See also "EMPLOYMENT AGREEMENTS."

   Policy with respect to the $1 million deduction limit. Section 162(m) of the Code of generally limits the tax deductibility of annual compensation paid to our five most highly compensated executive officers to $1 million, unless certain requirements are met. The Compensation Committee is obligated to recognize and reward performance which increases stockholder value. The Committee will exercise its discretion in determining whether or not to conform compensation plans payable to these executive officers to the deductibility requirements of Section 162(m).

THE COMPENSATION COMMITTEE

Robert W. Shaw (Chairperson)
Robert Louis-Dreyfus (member of Subcommittee)
Carlene M. Ziegler (member of Subcommittee)

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

   The Audit Committee of the Board of Directors is composed of three directors each of whom meets the independence and experience requirements of the Nasdaq listing standards, Mr. Louis-Dreyfus, Mr. Knowling and Ms. Ziegler. Another non-employee director, Mr. Shaw also served on the Audit Committee during fiscal year 2000. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement. The Audit Committee recommends to the Board of Directors the selection of our independent auditors.

   Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context, the Audit Committee has met and held discussions with management and Arthur Andersen LLP, our independent auditors. Management represented to the Audit Committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principals, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with Arthur Andersen LLP matters required to be discussed by Statement on Auditing Standards No. 61.

   Arthur Andersen LLP also provided to the Audit Committee the written disclosures required by the Independence Standards Board Standard No. 1 and the Audit Committee discussed with Arthur Andersen LLP that firm's independence.

   Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited, consolidated financial statements be included in our company's Annual Report on Form 10-K for 2000, to be filed with the Securities and Exchange Commission.

   The following captions set forth the fees billed by Arthur Andersen LLP for professional services rendered in 2000.

 Audit Fees

   The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of our company's annual consolidated financial statements and the review of the various consolidated financial statements included in our quarterly reports on Form 10-Q were $523,941.

 Financial Information Systems Design and Implementation Fees

   There were no fees billed by Arthur Andersen LLP for professional services rendered for information technology services relating to financial information systems design and implementation.

 All Other Fees

   The aggregate fees billed by Arthur Andersen LLP for professional services rendered for all other services including audit related services and tax services were $2,164,679.

   The Audit Committee has considered whether the provision of all services other than audit services by Arthur Andersen LLP is compatible with maintaining the auditor's independence.

THE AUDIT COMMITTEE

Robert Louis-Dreyfus
Robert E. Knowling, Jr.
Robert W. Shaw
Carlene Ziegler

                       SELECTION OF INDEPENDENT AUDITORS

   Our Board of Directors has appointed Arthur Andersen LLP as our independent auditors for 2001. Representatives of Arthur Andersen LLP are expected to be present at our annual meeting and will be provided the opportunity to make a statement at the annual meeting.

                               PERFORMANCE GRAPH

   The following performance graph compares the quarterly percentage change in our cumulative total stockholder return with the cumulative total stockholder return of two groups: the Nasdaq Composite Index and a Peer Group constructed by us. Cumulative total stockholder return for each of the periods shown in the graph is measured assuming an initial investment of $100 on April 27, 1999, the date public trading of our common stock began, and assumes the reinvestment of any dividends paid.

   The Peer Group is comprised of five publicly traded companies that are engaged principally, or in significant part, in executive search consulting and/or Internet-based recruiting. They constitute the best approximation of a peer group among companies that were publicly traded for the period being evaluated. Many of our direct competitors who specialize in senior level executive search are privately held firms.

   The returns of each company have been weighted according to their respective stock market capitalization at the beginning of each measurement period for purposes of arriving at a Peer Group average. The members of the Peer Group are Caldwell Partners International, Inc., Hotjobs.com Ltd, Korn/Ferry International, TMP Worldwide, Inc., and Whitehead Mann Group PLC.

   The stock price performance depicted in this graph is not necessarily indicative of future price performance. This graph will not be deemed to be incorporated by reference by any general statement incorporating this Proxy Statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or deemed filed under those Acts.

               Comparison of Cumulative Total Stockholder Return
   Among Heidrick & Struggles International, Nasdaq Composite Index and Peer
                                     Group

                             [Graph Appears Here]

      Measurement Period(1)                            HSII   NASDAQ  Peer Group
      ---------------------                           ------- ------- ----------
      4/27/99........................................ $100.00 $100.00  $100.00
      6/30/99........................................  135.71  101.29    93.59
      9/30/99........................................  136.16  103.55   109.08
      12/31/99.......................................  301.79  153.44   221.80
      03/31/00.......................................  286.61  172.43   214.93
      06/30/00.......................................  450.89  149.55   198.47
      09/30/00.......................................  366.96  138.49   221.05
      12/31/00.......................................  300.45   93.16   148.31

--------
(1) Based on $100 invested on April 27, 1999 in our common stock, the Nasdaq Composite Stock Index and the Peer Group Index. Total return assumes reinvestment of dividends.

                                  PROPOSAL II
                  AMENDMENT TO THE 1998 HEIDRICK & STRUGGLES
            GLOBALSHARE PROGRAM I AND THE 1998 HEIDRICK & STRUGGLES
                            GLOBALSHARE PROGRAM II

   We adopted the GlobalShare Plan in 1998. Awards made under the GlobalShare Plan may be in the form of options, which may be Incentive Stock Options or non-qualified stock options; stock appreciation rights granted as a means to exercise options or designated portions thereof, or as independent awards; or other awards, such as restricted stock units, that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of shares. Awards may be paid in shares, cash or a combination thereof. The awards continue to vest after termination if employment under certain circumstances provided that the participant complies with certain restrictive covenants. The maximum number of shares of common stock for which awards may be granted during a calendar year to any participant is 275,000. The term of the GlobalShare Plan is ten years expiring on June 8, 2008.

   At our 2000 Annual Meeting of Stockholders, the stockholders approved an amendment to the GlobalShare Plan to increase to a maximum of 30% the percentage of total shares of common stock that can be used for awards under the GlobalShare Plan. As of April 20, 2001 we had 19,350,111 issued and outstanding shares of common stock. As of April 20, 2001 we had granted, issued or delivered awards representing approximately 4.5 million shares under the GlobalShare Plan. We are requesting a further increase to 40% because we believe that we need to be able to grant additional awards in order to remain competitive in attracting and retaining highly qualified employees. For example, companies in our industry such as TMP Worldwide and Korn/Ferry have the right to grant awards up to 35% and 37% of their outstanding common shares and some publicly traded consulting firms have the right to grant an even higher percentage. We believe that the increase to 40% will enable us to have sufficient awards to attract and retain highly qualified employees for the foreseeable future.

   Accordingly, our Board of Directors has adopted and recommends that you approve an amendment to the GlobalShare Plan that would increase the aggregate number of shares authorized for issuance under the GlobalShare Plan. We propose to amend paragraph 3 of the GlobalShare Plan to provide that the total number of shares authorized or reserved for issuance upon the exercise of all awards granted under the GlobalShare Plan, subject to adjustments upon certain events described in the GlobalShare Plan, shall not exceed an aggregate amount equal to forty percent (40%) of the highest number of shares of our common stock which are issued and outstanding from time to time during the term of the GlobalShare Plan; provided, however, that in no event will the sum of the total number of shares authorized or reserved for issuance upon the exercise of all awards granted under the GlobalShare Plan plus the total amount of our issued and outstanding shares exceed the number of shares authorized for issuance under our Amended and Restated Certificate of Incorporation.

   Except as so amended by this Proposal II, the GlobalShare Plan will continue unchanged and in full force and effect.

   Adoption of Proposal II requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting.


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE 1998 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM I AND THE 1998 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM II.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Except as provided below, during fiscal year 2000, none of our officers or directors were indebted to us in an amount in excess of $60,000 nor did we enter into any business relationships or transactions with related parties.

   In June 2000, we entered into a strategic alliance with Silicon Valley Internet Capital, LLC ("SVIC"), a newly formed San Francisco-based company in the business of creating and providing operating support for Internet infrastructure companies. As part of the alliance, we are the preferred global executive search firm for SVIC's companies. We also invested $10 million to obtain an approximately 3% equity interest in SVIC as part of a financing in which 22 investors including us contributed approximately $84 million at $2.00 per share. Mr. Shaw, one of our directors, owns approximately 12% of the equity of SVIC and is its President and the Chairman of the Board of Directors. In February of 2001, we voted to permit SVIC to change from a corporation to a limited liability company.

   Pursuant to our employment agreement with Mr. Marmion, we loaned (Pounds)658,675 (approximately $945,000) to him in August 2000. The terms of the loan are described under the section entitled "EMPLOYMENT AGREEMENTS-- Piers Marmion."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires that our officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. These officers, directors and individuals, entities or groups holding ten percent (10%) or more of our outstanding shares of common stock are also required by Securities and Exchange Commission rules to furnish us with copies of all forms they file.

   Based solely on a review of the copies of the forms received by us or written representations from certain reporting persons, we believe that, during 2000, all forms required under Section 16(a) applicable to our officers, directors, and individuals, entities or groups holding ten percent (10%) or more of our outstanding shares of common stock were filed timely.

             STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

   Advance Notice Procedures. Under our Amended and Restated Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote at the meeting who has delivered advance notice to us. The advance notice must contain certain information specified in our Amended and Restated Bylaws and be delivered to our Secretary at our principal executive offices (233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303) not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate from and in addition to the Securities and Exchange Commission's requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement for the 2002 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("SEC Rule 14a-8").

   Stockholder Proposals to be Included in the Proxy Statement. Proposals of our stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by our Secretary at our principal executive offices by January 5, 2002. Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2002 Annual Meeting of Stockholders may do so by following the procedures prescribed in Securities and Exchange Commission Rule 14a-8. A proposal which does not comply with the applicable requirements of Securities and Exchange Commission Rule 14a-8 will not be included in our proxy materials for the 2002 Annual Meeting of Stockholders.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   We incorporate by reference herein our annual report on Form 10-K for the fiscal year ended December 31, 2000. All reports and other documents we file pursuant to Sections 13(a)(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement also will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing these reports and documents. Any statement incorporated or deemed to be incorporated herein will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that any statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes this statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement. We will not update this Proxy Statement for events occurring subsequent to the date of this Proxy Statement.

   You may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains our reports, proxy and information statements, and other information at http://www.sec.gov.

   We will provide without charge a copy of any of the foregoing documents incorporated herein by reference (other than exhibits to documents, unless these exhibits are specifically incorporated by reference into the document). Requests for these documents should be made to Stephanie W. Abramson in care of Heidrick & Struggles, 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the above is the only business we are aware of that is to be acted upon at the annual meeting. If, however, other matters should properly come before us at the annual meeting, the persons appointed by your signed proxy will vote on those matters according to their best judgment.

                                         By the order of the Board of Directors,
                                         Stephanie W. Abramson
                                         Secretary

Chicago, Illinois
April 30, 2001


 YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                  APPENDIX A

                   HEIDRICK & STRUGGLES INTERNATIONAL, INC.
                            AUDIT COMMITTEE CHARTER

I. ORGANIZATION AND AUTHORITY

   The Audit Committee of Heidrick & Struggles International, Inc. (the "Company") shall be appointed by the Board of Directors and shall be comprised of three board members who meet the requirements of the Nasdaq Stock Market, Inc. ("Nasdaq") rules ("Rules"), as amended from time to time and as interpreted by the Board in its business judgment, within the time frames established in the Rules. The Audit Committee ("Committee") shall establish and maintain practices to provide reasonable assurance of the Company's compliance with the Rules and their requirements.

   The members of the Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly appointed and qualified. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee membership.

   The Committee shall have the authority to retain legal, accounting or other consultants to advise it. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

II. STATEMENT OF POLICY

   The Committee shall provide assistance to the Board of Directors in fulfilling the Board's responsibilities to the shareholders and investment community regarding corporate accounting and reporting practices, including the quality and integrity of the financial reports of the Company. In doing so, the Committee should strive to maintain free and open means of communication among the directors, independent auditors and financial management of the Company.

   The Company's management is responsible for preparing the Company's financial statements and maintaining proper internal controls. The independent auditors are responsible for auditing those financial statements and reviewing those controls. The Committee is responsible for overseeing the conduct of these activities by the Company's management and independent auditors. The Committee and Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. The Audit Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditor's work. The independent auditors are ultimately accountable to the Committee and the Board.

III. MEMBERSHIP REQUIREMENTS

   The following criteria for membership on the Committee shall be followed on and after the date required by the Rules (presently June 14, 2001):

     A. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, or shall become able to do so within a reasonable period of time after his or her appointment to the Committee.

     B. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication.

     C. The members of the Committee shall comply with the independence requirements of the Rules, subject to any exceptions authorized under the Rules, as such Rules are amended from time to time.

IV. COMMITTEE RESPONSIBILITIES

   The Audit Committee shall have the following responsibilities:

     A. Charter. Review and reassess the adequacy of this Charter annually and recommend any changes to the Board for approval.

     B. Independent Auditor Selection. Recommend the selection of the independent auditor for approval by the Board of Directors, approve any compensation of the independent auditor, review and approve the performance of the independent auditor and recommend any actions appropriate under the circumstances, including discharge and replacement.

     C. Independence of Auditor. Confirm the independence and objectivity of the independent auditor, including receiving from the accountants, on an annual basis, a formal written statement delineating all relationships between the independent auditor and the Company consistent with Independence Standards Board Standard Number 1; actively engage in discussions with the independent auditor regarding any disclosed relationships or services that may affect their objectivity and independence; and take, or recommend that the Board take, appropriate action to oversee the independence of the independent auditor.

     D. Audit Scope and Plan. Meet and review with the independent auditor the audit scope and plan, and the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     E. Internal Controls. Meet and review with the independent auditor the adequacy and effectiveness of the Company's internal accounting and financial controls, including any related significant findings and recommendations of the independent auditor and management's responses thereto.

     F. The Audit. Meet and review with management and the independent auditor the following:

       1. The results of the annual audit of the Company's financial statements, accompanying footnotes and any reports thereon, including any Management Comment Letters, other significant findings and recommendations, the status of previous audit recommendations and management's responses to the foregoing.

       2. Any difficulties encountered in the course of audit work, including any restrictions on the scope of activities or access to required information.

       3. Any changes required in the planned scope of the audit plan.

       4. The independent auditor's judgments about the quality, not just the acceptability, of accounting principles as applied in the Company's financial reporting, including the consistency of the Company's accounting policies and their application and the clarity and completeness of the Company's financial statements and related disclosures.

       5. The independent auditor's reasoning in determining the appropriateness of (i) changes in the Company's accounting practices or policies, (ii) Company estimates, judgments and uncertainties, (iii) unusual transactions and (iv) accounting policies relating to significant financial statement items.

       6. Any other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards, particularly Statement of Auditing Standards ("SAS") No. 61, as may be modified or supplemented.

     G. Significant Risks. Inquire of management and the independent auditor concerning significant financial risks or exposures and assess the steps management has taken to minimize such risks.

     H. Private Meetings. Meet periodically with the independent auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

     I. Board Reports. Report periodically to the Board of Directors on significant results of the foregoing activities and arrange for the independent auditor to be available to the full Board of Directors at least annually to help provide a basis for the Board to appoint the auditor.

     J. Company Reporting. The Committee shall do the following with respect to the Company's reporting obligations:

       1. Advise financial management and the independent auditor that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

       2. Recommend to the Board whether the annual audited financial statements should be included in the annual report on Form 10-K for filing with the SEC.

       3. Review and approve the Committee's report required by SEC rules to be included in the Company's annual proxy statement, and confirm compliance with the SEC requirement that this Charter be appended to the Company's proxy statements at least once every three years.

       4. Confirm that the Company's quarterly financial statements have been reviewed by the Company's independent auditor, in accordance with SAS No. 71, as amended by SAS No. 90, prior to the filing with the SEC of each quarterly report on Form 10-Q.

     K. Regulatory Matters. Inquire whether management has met the certification requirements of the Rules and review with general counsel any legal and regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

     L. Investigations. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities.

                                    [Front]

                           PROXY FOR ANNUAL MEETING

        This Proxy is Solicited on Behalf of the Board of Directors of
                   Heidrick & Struggles International, Inc.
                      233 South Wacker Drive, Suite 4200
                         Chicago, Illinois 60606-6303

     I hereby appoint Stephanie W. Abramson and Donald M. Kilinski, or each of them as Proxies, with full power of substitution to vote, as directed, all the shares of common stock of Heidrick & Struggles International, Inc. held of record by me as of April 20, 2001 at the Annual Meeting of Stockholders to be held on June 5, 2001 or any adjournment of the meeting. This Proxy authorizes each of them to vote in their discretion on any matter that may properly come before the annual meeting or any adjournment of the meeting.

     I. ELECTION OF DIRECTORS (Mark only one box).

     FOR [_]                       WITHHOLD AUTHORITY [_]
     all nominees listed below     to vote for all nominees listed below
     (except as marked to the
     contrary below)

     Nominees: David C. Anderson, Thomas J. Friel, Dr. John C. Viney, and
               Robert Louis-Dreyfus

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

II. PROPOSAL TO AMEND THE 1998 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM I AND 1998 HEIDRICK & STRUGGLES GLOBALSHARE PROGRAM II. (MARK ONLY ONE BOX).

             FOR [_]          AGAINST [_]          ABSTAIN [_]

III. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals I, II, and III.

Please sign your name on the reverse side of this Proxy Card exactly as it appears below.

______________________________________
(Affix Mailing Label Here)

                                [Reverse Side]

PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOU HOLD SHARES AS JOINT TENANTS, BOTH YOU AND THE CO-OWNER MUST SIGN. If you are signing as executor, trustee, guardian or in another representative capacity, please provide your full title. If you are a corporation, please sign in full corporate name by the president or other authorized officer. If you are a partnership, please sign in partnership name by an authorized person.


_______________________________________________
Your signature

_______________________________________________
Signature of co-owner, if held jointly


YOUR VOTE MUST BE INDICATED (X) IN BLACK OR BLUE INK.